Exhibit (c)(iv)
KELLER & COMPANY, INC.

Memo

To:/Company:	Home City Financial Corporation/Home City Federal Savings Bank

From:	Mike Keller

Date:	June 26, 2006

Subject:	Reverse Stock Split

Terms		3/31/06
1.	Assets	$150,577,000

2.	Shares outstanding	835,690

3.	Equity	$13,598,000

4.	Equity or book value per share	$16.27

5.	Market price @ June 23, 2006	$15.19

6.	Average market price (15-day)	$15.15

7.	Current price to book ratio	93.36%

8.	Current dividend yield ($.44)	2.76%

9.	After reverse stock split - 1 for 210	3,979 shares including purchase of 14,788 shares

	New forward stock split - 210 for 1	820,802 - $16.27 BV/share (net cost of $239,566)

10.	Earnings - 12 months ended 3/31/06

	Year Ended December 31, 2005 =	$837,000
	Three months — March 31, 2006	197,000
	Three months — March 31, 2005	(193,000)

	Twelve months’ earnings - 3/31/06	$841,000
555 Metro Place N., Suite 524, Dublin, Ohio 43017 (614) 766-1426, Fax (614) 766-1459

Home City Financial Corporation/Home City Federal Savings Bank
June 26, 2006

11.	EPS = $1.01 and assets per share = $180.18

12.	Current P/E - $15.19 = 15.04x based on current price
$ 1.01

13.	Prem = $1.95 or 12.87% based on 15-day average market price of $15.15 and $2.09 or
13.76% based on recent price of $15.19
New Buyout Price = $17.10

14.	New P/E = $17.10 = 16.93x based on buyout price
$ 1.01

15.	BV/Share = Equity = $13,598,000
Old BV/Share = $16.27
New Equity = $13,358,434 (Based on cost of $239,566)
New BV/Share = $16.27 (Excludes any costs/fees related to the transaction)

16.	Old P/B = 93.36% - $15.19
$16.27
New P/B = 105.10% - $17.10
$16.27

17.	Pricing Comparisons

					Core	Core	Equity/	Dividend
Group	P/B	P/E		P/A	ROAA	ROAE	Assets	Yield
Home City	93.36%	15.04	x	8.74%	0.41%	4.66%	9.03%	2.76%
New	105.10%	16.93	x	9.49%	–	–	–	–
Peer Group	108.32%	19.56	x	12.33%	0.56%	4.73%	9.81%	2.29%
Ohio Thrifts	125.42%	22.11	x	13.62%	1.00%	11.61%	8.53%	2.95%
Midwest Thrifts	122.75%	20.03	x	12.52%	0.81%	9.25%	8.74%	2.45%
All Thrifts	139.39%	20.14	x	13.53%	1.02%	11.99%	8.51%	2.06%
Home City Financial Corporation/Home City Federal Savings Bank
June 26, 2006

	Peer Group Financial Characteristics
		Core	Core	Equity/	Dividend
Peer Group	Assets	ROAA	ROAE	Assets	Yield
	(000)
1. Horizon Financial Services, Corp. Iowa	$113,068	N/M	N/M	10.17%	2.07%
2. First Banc Trust Illinois	275,124	0.45%	4.44%	9.49%	2.01%

	Peer Group Financial Characteristics
		Core	Core	Equity/	Dividend
Peer Group	Assets	ROAA	ROAE	Assets	Yield
	(000)
3. FFW Corp. Indiana	269,412	0.97%	10.64%	8.97%	3.09%
4. First Niles Financial Corp. Ohio	99,305	0.69%	4.24%	16.26%	4.57%
5. First Bancorp of Indiana, Inc Indiana	288,868	0.39%	3.72%	9.91%	3.07%
6. Home Building Bancorp Indiana	60,379	0.70%	6.70%	11.19%	1.07%
7. Park Bancorp Illinois	239,721	0.17%	1.41%	12.45%	2.18%
8. Third Century Bancorp Indiana	127,627	0.47%	2.72%	15.01%	1.39%
9. First Independence Corp. Kansas	179,562	0.62%	6.95%	8.95%	3.26%
AVERAGE	$180,341	0.56%	4.73%	9.81%	2.29%
Home City Financial Corp.	$150,577	0.41%	4.66%	9.03%	2.80%

NOTE:	Parameters for peer group include location in the Midwest, asset size range of $55.0 million to $290.0 million; core ROAA of 0.25% to 0.75% and equity to assets ratio of 7.0% to 19.0%.

Home City Financial Corporation/Home City Federal Savings Bank
June 26, 2006

	Peer Group Pricing Ratios
Peer Group	P/B	P/E	P/A
1. Horizon Financial Services Corp.	91.80%	N/M	9.34%
Iowa
2. First Banc Trust	108.34%	23.90x	10.28%
Illinois
3. FFW Corp.	119.42%	11.50x	10.71%
Indiana
4. First Niles Financial Corp.	120.07%	17.95x	19.52%
Ohio
5. First Bancorp of Indiana, Inc.	106.18%	19.77x	10.53%
Indiana
6. Home Building Bancorp	N/A	N/A	N/A
Indiana (1)
7. Park Bancorp	118.61%	20.62x	14.76%
Illinois
8. Third Century Bancorp	100.09%	29.00x	15.03%
Indiana
9. First Independence Corp. Kansas	110.40%	15.71x	9.88%
AVERAGE	108.32%	19.56x	12.33%
Home City Financial Corp.	105.10%	16.93x	9.49%

(1)	Announced a merger

NOTE:	Parameters for peer group include location in the Midwest, asset size range of $55.0 million to $290.0 million; core ROAA of 0.25% to 0.75% and equity to assets ratio of 7.0% to 19.0%, excluding any thrift involved in a merger/acquisition transaction.

DISCOUNTED CASH FLOW ANALYSIS

	For the years ended March 31,
	2007	2008	2009	2010	2011	Total
	(Dollars in thousands, except share data)
Net interest income after provision for loan losses	4,542	4,684	4,803	4,951	5,077	24,057
Noninterest income	271	293	318	340	365	1,587
Noninterest expense	(3,492)	(3,588)	(3,687)	(3,790)	(3,895)	(18,452)

Net income before taxes	1,321	1,389	1,434	1,501	1,547	7,192
Income taxes @ 31.50%	416	438	452	473	487	2,265

Net income	905	951	982	1,028	1,060	4,927
Dividend/share	0.44	0.44	0.44	0.44	0.44
Dividend paid	368	368	368	368	368	1,839
Discount rate: 13.17%
Present value factor (%)	0.8836	0.7808	0.6899	0.6096	0.5387
Present value of cash flow	325	287	254	224	198	1,288
Tangible book value	14,098	14,681	15,295	15,955	16,647
Shares outstanding	835,690	835,690	835,690	835,690	835,690
Tangible book value/share	$16.87	$17.57	$18.30	$19.09	$19.92
Average assets	150,450	152,043	153,529	155,196	157,034
Return on average assets (%)	0.60	0.63	0.64	0.66	0.67
Calculation of present value per share:

Present value of cash flow - 5 years			$1,288
Tangible book value at 3/31/11	$16,647
Tangible book value acquisition ratio (1)	1.45
Undiscounted terminal tangible book value	$24,138
Terminal tangible book value discounted at	0.5387	=	13,003
Total equity value at 3/31/06			$14,290
Number of shares			835,690
Total present value per share at 3/31/06			$17.10

(1)	Based on the median of Midwest transactions of comparable size since June 30, 2005.

Balance Sheet
Home City Financial Corporation

	2006	2007	2008	2009	2010
	(Dollars in Thousands)
Assets
Cash and Equivalents
Securities Available for Sale
Other Securities
Total Cash and Securities	13,128	11,815	10,634	9,571	8,613

Gross Loans HFI	131,362	133,989	136,669	139,402	142,190
Loan Loss Reserves	750	725	700	675	650
Total Net Loans	130,612	133,264	135,969	138,727	141,540

Real Estate Owned	20	22	24	26	30
Goodwill	65	65	65	65	65
Total Non-Goodwill Intangibles	155	131	112	95	81
Total Intangibles	220	196	177	160	146
Other Assets	7,367	7,441	7,515	7,590	7,666
Total Assets	151,347	152,739	154,318	156,074	157,995

Liabilities
Deposits	100,424	102,433	104,481	106,571	108,702
FHLB Borrowings	35,502	34,232	33,073	32,001	31,016
Other Liabilities	1,423	1,494	1,569	1,647	1,729
Total Liabilities	137,349	138,158	139,123	140,219	141,448

Equity
Common Equity	14,098	14,681	15,295	15,955	16,647
Net Unrealized Gain	-100	-100	-100	-100	-100
Total Equity	13,998	14,581	15,195	15,855	16,547

Total Liabilities & Equity	151,347	152,739	154,318	156,074	157,995

Tangible equity	14,098	14,681	15,295	15,955	16,647

Average assets	150,450	152,043	153,529	155,196	157,034
Core income	905	951	982	1,028	1,060
ROAA	0.60%	0.63%	0.64%	0.66%	0.68%

INCOME STATEMENT
Home City Financial Corporation

	2006	2007	2008	2009	2010
	(Dollars in Thousands)
Total Interest Income	9,293	9,479	9,669	9,862	10,059
Total Interest Expense	4,451	4,496	4,541	4,586	4,632
Net Interest Income	4,842	4,984	5,128	5,276	5,427
Loan Loss Provision	300	300	325	325	350
Net Interest Income after Prov.	4,542	4,684	4,803	4,951	5,077

Service Charges on Deposits	41	43	43	45	45
BOLI Revenue	180	200	220	240	260
Other Noninterest Income	50	50	55	55	60
Total Noninterest Income	271	293	318	340	365

Gain/ Loss on Sale of Securities	0	0	0	0	0

Compensation and Benefits	1,851	1,915	1,982	2,052	2,124
Occupancy & Equipment	475	485	495	505	515
Professional Fees	354	365	376	387	399
Technology and Communications	245	246	247	249	251
Amortization of lntangibles	32	32	32	32	32
Other Noninterest Expense	535	545	555	565	575
Total Noninterest Expense	3,492	3,588	3,687	3,790	3,895

Net Income Before Taxes	1,321	1,388	1,434	1,501	1,547
Income Taxes	416	437	452	473	487
Effective Tax Rate (%)	31.50%	31.50%	31.50%	31.50%	31.50%

Net Income	905	951	982	1,028	1,060
Core income	905	951	982	1,028	1,060

Shares outstanding	835,690	835,690	835,690	835,690	835,690
Earnings per Share ($)	1.08	1.14	1.18	1.23	1.27
EPS Growth (%)	7.23%	5.07%	3.29%	4.69%	3.06%
Dividends/share	0.44	0.44	0.44	0.44	0.44
Dividends paid	367,704	367,704	367,704	367,704	367,704